                                                                       Exhibit 1
                                                                  EXECUTION COPY

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

         This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment"), dated as of April 30, 2001, is entered into among TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), FLEET NATIONAL BANK, individually and as administrative agent (the "Administrative Agent") and the other Lenders signatory hereto.

                                R E C I T A L S:

         A. The Borrower, the Administrative Agent and the Lenders are parties to that certain $200,000,000 Credit Agreement, dated as of March 12, 1999 (the "Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Agreement.

         B. The Borrower, the Administrative Agent and the Lenders wish to amend the Agreement on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of the Agreement. Upon the Effective Date (as defined in
Section 2 of this Amendment), the Agreement shall be amended as follows:

                  1.1 Section 1.1 of the Agreement is amended by amending the definition of the term "Excess Cash Flow" by:

                           (a) amending clause "(f)" therein by inserting the word "net" between the words "aggregate" and "amount" therein, and

                           (b) amending clause "(l)" therein by deleting the parenthetical phrase therein in its entirety and replacing it with the following parenthetical phrase:

                                    "(except in the case of each of Fiscal Years
                                    1999, 2000, 2001 and 2002 only that portion of the increase in such reserve during such Fiscal Year in excess of $10,000,000 for each of Fiscal Years 1999 and 2000, in excess of $5,200,000 for Fiscal Year 2001 and in excess of $4,700,000 for Fiscal Year
                                    2002)"

                  1.2 Section 1.1 of the Agreement is amended by deleting the definition of the term "Working Capital" in its entirety and replacing it with the following definition of "Working Capital":

                           "`Working Capital' means, for any period, Consolidated Current Assets (excluding cash, Cash Equivalents and the current portion of any deferred income taxes included in Consolidated Current Assets) of the Borrower and its Subsidiaries during such period minus Consolidated Current Liabilities of the Borrower and its Subsidiaries (excluding Consolidated Current Liabilities arising out of Debt permitted pursuant to Section 6.2 and the current portion of any deferred income taxes included in Consolidated Current Liabilities)."

                  1.3 Section 8.4 of the Agreement is amended by inserting the word "net" between the words "aggregate" and "amount" on the fifth line therein.

         2. Conditions Precedent to Amendments. This Amendment shall be effective as of the date first set forth above (the "Effective Date"); provided, however, that Section 1 hereof shall not become operative and shall be of no force or effect unless, on or prior to April 30, 2001, each of the conditions set forth in this Section 2 shall be satisfied and the delivery of the following documents to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and its counsel, shall have occurred.

                  2.1 Documentation.

                           (a) This Amendment shall have been duly executed and
                  delivered by the Administrative Agent, the Borrower and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders).

                           (b) The Borrower shall have delivered to the
                  Administrative Agent all of the following documents:

                                    (i) A Reaffirmation of Guaranty and Security
                           Agreement in the form of Exhibit A hereto executed by each of the Guarantors;

                                    (ii) A certificate, executed by the
                           Secretary or Assistant Secretary of the Borrower, certifying (A) an attached copy of resolutions of its Board of Directors authorizing or ratifying the execution, delivery and performance by the Borrower of this Amendment and (B) that there has been no amendments, supplements or modifications to any of the Articles of Incorporation, Bylaws or certificate of incumbency of the Borrower previously delivered to the Lenders or attached copies of such amendments, supplements or modifications; and

                                    (iii) Such other documents as the
                           Administrative Agent or any Lender may reasonably request (including, without limitation, such documents as may be required by Section 3 of this Amendment).

                  2.2 Payment of Expenses. The Borrower shall have paid all out-of-pocket costs and expenses of the Administrative Agent (including the fees and charges of counsel for the Administrative Agent) in connection with this Amendment.

         3. Actions Under Revised Article 9 of the UCC.

                  3.1 Borrower. The Borrower hereby agrees, at its expense, to duly execute, acknowledge and deliver (and to cause each Subsidiary Guarantor to duly execute, acknowledge and deliver) to the Administrative Agent all amendments, if any, to the Collateral Documents, agreements, financing statements, certificates, instruments, opinions and other documents, and take all such actions, as the Administrative Agent may request in order to effect or continue the perfection of any Collateral under the Uniform Commercial Code in any applicable jurisdiction, as same may be amended from time to time, and to further effectuate the purposes of this Amendment and to carry out the terms hereof.

                  3.2 Authority of Administrative Agent. Each Lender hereby authorizes the Administrative Agent to execute such amendments, if any, to the Collateral Documents as the Administrative Agent may deem necessary or appropriate in order to effect or continue the perfection of any Collateral under the Uniform Commercial Code in any applicable jurisdiction, as same may be amended from time to time (including the filing of appropriate financing statements in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral).

         4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender that:

                  (a) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action on the part of the Borrower, have received all necessary governmental approval (if any shall be required), and do not and will not (i) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Borrower or any Subsidiary,
         (ii) contravene or conflict with, or result in a breach of, any provision of any organizational documents of the Borrower or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Borrower or any Subsidiary or (iii) result in or require the creation or imposition of any Lien on any property of the Borrower or any Subsidiary (other than Liens arising under the Loan Documents).

                  (b) Each of the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents, as amended hereby, is true and correct in all material respects on and as of the date hereof as if made on the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case, as of such specific date.

                  (c) As of the date hereof, after giving effect to this Amendment, no Default under the Agreement or any other Loan Document has occurred and is continuing.

         5. Miscellaneous.

                  5.1 From and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement in any of the other Loan Documents shall mean and be a reference to the Agreement as amended hereby.

                  5.2 Except as specifically set forth above, the Agreement and the Exhibits thereto shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

                  5.3 This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

                  5.4 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.




                                 TEAM HEALTH, INC.


                                 By
                                    -------------------------------------

                                 Title: President

                                 FLEET NATIONAL BANK,
                                   AS ADMINISTRATIVE AGENT,
                                   AS ISSUING BANK
                                   AS SWING LINE BANK AND
                                   AS CO-ARRANGER


                                 By:
                                    -------------------------------------

                                 Title: Director

                                 BANK OF AMERICA, N.A.
                                 (F/K/A NATIONSBANK, N.A.),
                                   AS ISSUING BANK AND
                                   AS CO-ARRANGER


                                 By:
                                    -------------------------------------

                                 Title: Senior Vice President

                                 BANC OF AMERICA SECURITIES LLC
                                 (F/K/A NATIONSBANC MONTGOMERY
                                 SECURITIES LLC),
                                    AS SYNDICATION AGENT




                                 By:
                                    -------------------------------------

                                 Title: Managing Director

INITIAL LENDERS:

                                 FLEET NATIONAL BANK


                                 By:
                                    -------------------------------------
                                 Title: Director

                                 BANK OF AMERICA, N.A.
                                 (F/K/A NATIONSBANK, N.A.)


                                 By:
                                    -------------------------------------
                                 Title: Senior Vice President

                                 ANTARES CAPITAL CORP.


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 BNP PARIBAS
                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 BHF (USA) CAPITAL CORPORATION


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------



                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 DRESDNER BANK AG (NEW YORK BRANCH AND
                                 GRAND CAYMAN BRANCH)


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 FINOVA CAPITAL CORPORATION


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 AMSOUTH BANK
                                 (F/K/A FIRST AMERICAN NATIONAL BANK)


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 BANK ONE, NA
                                 (F/K/A THE FIRST NATIONAL BANK OF CHICAGO)


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 HELLER FINANCIAL, INC.


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 LASALLE BANK NATIONAL ASSOCIATION
                                 (F/K/A LASALLE NATIONAL BANK)


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 FIRSTAR BANK , N.A.
                                 (F/K/A MERCANTILE BANK NATIONAL ASSOCIATION)


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 SRF TRADING, INC.


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 SCOTIABANC INC.


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 U.S. BANK NATIONAL ASSOCIATION


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 UNION BANK OF CALIFORNIA, N.A.


                                 By:
                                    -------------------------------------
                                 Title:
                                       ----------------------------------

                                 CHASE MANHATTAN BANK,
                                 AS TRUSTEE OF THE ANTARES FUNDING TRUST CREATED UNDER TRUST AGREEMES OF NOVEMBER 30, 1999, AS LENDER


                                 By:
                                    -------------------------------------
                                 Name:  Judith Drummond
                                 Title: Vice President

                                 STEIN ROE & FARNHAM INCORPORATED, AS AGENT FOR KEYPORT LIFE INSURANCE COMPANY


                                 By:
                                    -------------------------------------

                                 Title:
                                       ----------------------------------

                                  STEIN ROE FLOATING RATE
                                  LIMITED LIABILITY COMPANY



                                 By:
                                    -------------------------------------

                                 Title:
                                       ----------------------------------

                                  LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                                  ADVANTAGE FUND
                                  BY:  STEIN ROE & FARNHAM INCORPORATED, AS
                                       ADVISOR


                                 By:
                                    -------------------------------------

                                 Title:
                                       ----------------------------------

                                 SRF 2000 LLC



                                 By:
                                    -------------------------------------

                                 Title:
                                       ----------------------------------

                                    EXHIBIT A

                REAFFIRMATION OF GUARANTY AND SECURITY AGREEMENT

                  Each of the undersigned acknowledges receipt of a copy of Amendment No. 1 to Credit Agreement (the "Amendment") dated as of April 30, 2001, consents to such Amendment and hereby reaffirms its obligations under (i) the Holdings Guaranty dated as of March 12, 1999 in favor of Fleet National Bank, as administrative agent and the Secured Parties (as defined in the Credit Agreement), (ii) the Subsidiary Guaranty dated as of March 12, 1999 in favor of Fleet National Bank, as administrative agent and the Secured Parties, (iii) the Holdings Pledge Agreement dated as of March 12, 1999 by and between Team Health Holdings, L.L.C. and Fleet National Bank, as administrative agent for the Secured Parties and (iv) the Intellectual Property Security Agreement dated as of March 12, 1999 by and among Team Health, Inc., the Subsidiary Guarantors and Fleet National Bank, as administrative agent for the Secured Parties.

Dated as of April 30, 2001
                                 TEAM HEALTH, INC.


                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919


                                 TEAM HEALTH HOLDINGS, L.L.C.


                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: President and Chief Executive Officer
                                 Address: c/o Madison Dearborn Partners
                                 Three First National Plaza
                                 Suite 3800
                                 Chicago, Illinois 60602

                                 CLINIC MANAGEMENT SERVICES, INC.
                                 EMERGICARE MANAGEMENT, INCORPORATED
                                 HOSPITAL BASED PHYSICIAN SERVICES, INC.
                                 TEAM RADIOLOGY, INC.


                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919

                                 ALLIANCE CORPORATION
                                 CHARLES L. SPRINGFIELD, INC.
                                 CLINIC MANAGEMENT SERVICES, INC.
                                 DANIEL & YEAGER, INC.
                                 DRS. SHEER, AHEARN AND ASSOCIATES, INC.
                                 EMERGENCY COVERAGE CORPORATION
                                 EMERGENCY MANAGEMENT SPECIALISTS, INC.
                                 EMERGENCY PHYSICIAN ASSOCIATES, INC.
                                 EMERGENCY PHYSICIANS OF MANATEE, INC.
                                 EMERGENCY PROFESSIONAL SERVICES, INC.
                                 INPHYNET CONTRACTING SERVICES, INC.
                                 INPHYNET JOLIET, INC.
                                 INPHYNET LOUISIANA, INC.
                                 INPHYNET SOUTH BROWARD, INC.
                                 HERSCHEL FISCHER, INC.
                                 IMBS, INC.
                                 INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.
                                 INPHYNET HOSPITAL SERVICES, INC.
                                 INPHYNET MEDICAL MANAGEMENT INSTITUTE, INC.
                                 KARL G. MANGOLD, INC.
                                 MED: ASSURE SYSTEMS, INC.
                                 METROAMERICAN RADIOLOGY, INC.
                                 NEO-MED, INC.
                                 NORTHWEST EMERGENCY PHYSICIANS
                                     INCORPORATED
                                 PARAGON ANESTHESIA, INC.
                                 PARAGON CONTRACTING SERVICES, INC.
                                 PARAGON IMAGING CONSULTANTS, INC.
                                 QUANTUM PLUS, INC.
                                 REICH, SEIDELMANN & JANICKI CO.
                                 ROSENDORF MARGULIES BORUSHOK SCHOENBAUM
                                 RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
                                 SARASOTA EMERGENCY MEDICAL CONSULTANTS,
                                     INC.
                                 SOUTHEASTERN EMERGENCY PHYSICIANS OF
                                     MEMPHIS, INC.
                                 SOUTHEASTERN EMERGENCY PHYSICIANS, INC.
                                 TEAM HEALTH FINANCIAL SERVICES, INC.
                                 THBS, INC.
                                 THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.
                                 VIRGINIA EMERGENCY PHYSICIANS, INC.


                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: Vice President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919

                                 FISCHER MANGOLD PARTNERSHIP
                                 By: Herschel Fischer, Inc., its general partner Karl G. Mangold, Inc., its general partner


                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: Vice President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919


                                 MT. DIABLO EMERGENCY PHYSICIANS, a California
                                     General Partnership
                                 By: Herschel Fischer, Inc., its general partner Karl G. Mangold, Inc., its general partner

                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: Vice President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919

                                 PARAGON HEALTHCARE LIMITED PARTNERSHIP
                                 By: InPhyNet Hospital Services, Inc.,
                                 its sole general partner

                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: Vice President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919

                                 TEAM HEALTH BILLING SERVICES, L.P.
                                 By: Team Health, Inc., its sole general partner

                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919

                                 TEAM HEALTH SOUTHWEST L.P.
                                 By: Team Radiology, Inc., its sole general
                                     partner

                                 By:
                                    -------------------------------------
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                 Knoxville, TN 37919